                                                                      EXHIBIT 15

Bank One Corporation
1 Bank One Plaza
Chicago, Illinois 60670

Re: Quarterly Report Pursuant to Section 13 of the Securities Act of 1934 for the quarterly period ended March 31, 2003 as filed on Form 10-Q on May 8, 2003

     With respect to the subject quarterly report pursuant to Section 13 of the Securities Act of 1934 for the quarterly period ended March 31, 2003 as filed on Form 10-Q on May 8, 2003, we acknowledge our awareness of the use therein of our report dated May 8, 2003, related to our review of interim financial information.

     Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



     Chicago, Illinois                                /s/ KPMG LLP
     May 8, 2003                             -----------------------------------
                                                         KPMG LLP

                                       66